Exhibit 99.2
Environmental Tectonics Corporation Announces Approval for Listing in Mergent
Manual and News Reports™
Southampton, PA. June 4, 2009. Environmental Tectonics Corporation (OTC BB: ETCC.OB) (“ETC” or the “Company”) announced today that Mergent’s Editorial Board has approved ETC for a listing in Mergent Manuals and News Reports™. ETC’s corporate profile, which includes descriptive text data as well as news and financial statements, will be accessible via Mergent’s online and print products, and will be available June 9, 2009. As part of Mergent’s listing services, the new description will be highlighted separately on www.mergent.com with an active hyperlink back to ETC’s website (www.etcusa.com).
The Mergent Industrial Manual and News Reports™ is a recognized securities manual in 38 states for purposes of Blue Sky Manual Exemption. First published in 1918, and formerly known as Moody’s™ Manuals and News Reports, the publication was rebranded as Mergent Manuals and News Reports when Mergent, Inc. acquired Moody’s™ Financial Information Services division in 1998. ETC’s listing will aid the brokerage community in making a market for the company’s stock. However, it is recommended that brokers confirm with their compliance/legal department concerning “Blue Sky” laws in specific states and other regulatory laws that might affect them.
About Environmental Tectonics Corporation:
ETC was incorporated in 1969 in Pennsylvania and this year we will celebrate our 40th anniversary. Our core technologies include the design, manufacture and sale of Training Services (TS Group) which includes (1) software driven products and services used to create and monitor the physiological effects of flight; (2) high performance jet tactical flight simulation; (3) driving and disaster simulation systems, and Control Systems (CS Group) which includes: (1) steam and gas sterilization; (2) testing and simulation devices for the automotive industry; (3) hyperbaric and hypobaric chambers. Product categories included in TSG are Aircrew Training Systems (ATS) and flight simulators, disaster management systems and entertainment applications. CSG includes sterilizers, environmental control devices and hyperbaric chambers along with parts and service support.
About Mergent, Inc.:
Mergent, Inc. has been collecting and delivering financial information since 1900.
For over a century, Mergent has built its reputation as an innovative leader in supplying comprehensive, accurate data, along with easy-to-use information tools based on the latest in technology. Mergent offers databases on key financial, fundamental and descriptive data for over 35,000 global public companies from over 100 countries, and 20,000 U.S. municipal entities, as well as extensive company analysis, corporate bond, unit investment trust, corporate actions, mutual fund and dividend information. Located in New York City and Charlotte, North Carolina, Mergent maintains a growing number of sales and service offices in the United States, Canada, the United Kingdom, Australia and Japan.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) potential additional funding by H.F. Lenfest, a member of our Board of Directors and a significant shareholder and PNC Bank, (ii) the trading of the Company’s common stock on the Over-the-Counter Bulletin Board (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, (viii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (ix) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)                     Fax: 215-357-4000
ETC – Internet Home Page:                http://www.etcusa.com

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